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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2000, relating to the financial statements and financial statement schedules, which appears in US Oncology, Inc.'s Annual Report on Form 10-K for the year ended December 31,1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


     /s/ PricewaterhouseCoopers LLP
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     PricewaterhouseCoopers LLP
     August 11, 2000 Houston, Texas